February 19, 2014

The Eudora Funds

8000 Town Centre Drive, Suite 400

Broadview Heights, Ohio 44147

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to The Eudora Funds.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

722902.1